Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 101 to Registration Statement No. 002-90649 on Form N-1A of our reports each dated December 21, 2007 relating to the financial statements and financial highlights of Fidelity Investment Trust, including Fidelity Aggressive International Fund, Fidelity Worldwide Fund, Fidelity Diversified International Fund and Fidelity International Small Cap Fund, each of our reports each dated December 18, 2007 for Fidelity International Value Fund and Fidelity International Small Cap Opportunities Fund and of our report dated December 20, 2007 for Fidelity Advisor Europe Capital Appreciation Fund, appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 26, 2007